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                                                                   EXHIBIT 14(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of our report dated January 16, 2002, relating to the financial statements and financial highlights appearing in the November 30, 2001 Annual Report to Shareholders of Liberty High Yield Municipal Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information of Liberty High Yield Municipal Fund dated April 1, 2002, which have also been incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2002